SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): February 23, 2016

LEGACYXCHANGE, INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	333-148925	20-8628868
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

301 Yamato Road

 Boca Raton, Florida 33431

(Current Address of Principal Executive Offices)

Phone number: (800) 630-4190

(Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

LegacyXchange, Inc. is referred to herein as “we”, “our” or “us”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2016, Adam Wasserman resigned as our Chief Financial Officer/Chief Accountancy Officer. Adam Wasserman’s resignation as our Chief Financial Officer/Chief Accountancy Officer was not due to any disagreement with our management, operations or with respect to our financial reporting or any other financial matters. Adam Wasserman does not have any relationship with us that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Adam Wasserman does not have any direct or indirect material interest in any existing or currently proposed transaction to which we are or may become a party.

On February 23, 2016, William Bollander, 45 years of age, was appointed as our Chief Financial Officer/Chief Accountancy Officer. William Bollander has served as our President/Chief Executive Officer/Director/Secretary/Treasurer from January 17, 2012 to present. From January 17, 2012, William Bollander was our Chief Financial Officer, until November 1, 2014 at which time Adam Wasserman became our Chief Financial Officer. From November 2008 to March 2011, he was an independent financial consultant for vFinance, a registered securities broker dealer located in located in Boca Raton Florida. From March 2011 to November 2011, William Bollander was our business consultant. William Bollander received a Bachelor’s Degree in Accounting & Information Systems from Queens College/City University of New York in February 1992.

Section 9.   Financial Statement and Exhibits

Item 9.01   Financial Statement and Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LegacyXchange, Inc.

Dated: February 23, 2016	By:	/s/ William Bollander
William Bollander
Chief Executive Officer, Chief Accountancy Officer

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